Exhibit 23





   CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44518) pertaining to The Kearney & Trecker Retirement Savings Plan (the Plan) of Giddings & Lewis, Inc. of our report dated
   May 25, 1994, with respect to the financial statements and schedules of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



                                                                ERNST & YOUNG

   Milwaukee, Wisconsin
   June 27, 1994